SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.

                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                          Date of Report: July 10, 2007
                        (Date of earliest event reported)

                                VASOMEDICAL, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                0-18105                  11-2871434
           --------                -------                 ------------
      (State or other          (Commission File           (IRS Employer
jurisdiction of incorporation)     Number)              Identification No.)


  180 Linden Avenue, Westbury, New York                       11590
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(Address of principal executive offices)                    (zip code)


Registrant's telephone number, including area code        (516) 997-4600
                                                           -------------

                -------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4c under the Exchange Act (17 CFR 240.13e-4c)

Item 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL  OFFICERS;  ELECTION OF DIRECTORS;
          APPOINTMENT  OF  PRINCIPAL  OFFICERS;   COMPENSATORY  ARRANGEMENTS  OF
          CERTAIN OFFICERS

     (b) On July 10, 2007, Thomas Glover resigned as a director of the Company. Mr. Glover will continue to act as a consultant to the Company.

     (d) On July 10, 2007, the Board of Directors appointed Dr. Derek Enlander and Behnam Movaseghi as Directors. Dr. Enlander will also be serving on the Compensation Committee.

          Dr. Enlander, a Diplomate of the subdivision of Internal Medicine of the American Board of Nuclear Medicine, has been, since 1983, in private practice as well as an Attending Physician on the Faculty of Medicine at Mount Sinai Medical Center in New York City. He is also a Director of the New York CFIDS Center since 1983. He was an Assistant Professor at Columbia University from 1976-1980. From 1980-1983, Dr. Enlander was the Associate Director of the Division of Nuclear Medicine at NYU. Dr. Enlander is the author of numerous books and academic papers.

          Mr. Behnam Movaseghi is a Certified Public Accountant and has been Treasurer and Chief Financial Officer of Kerns Manufacturing Corporation since 1990. For approximately ten years prior therto, Mr. Movaseghi was a tax and financial consultant.


                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        VASOMEDICAL, INC.
Date: July 16, 2007

                                  By: /s/ John C. K. Hui
                                        -------------------------------------
                                        John C. K. Hui
                                        President and Chief Executive Officer